                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933
                               __________________

                               CABOT CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                04-2271897
       (State or other jurisdiction                 (IRS Employer
       of Incorporation or Organization)            Identification No.)

                                75 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-1806
          (Address of Principal Executive Office, including zip code)

                             EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                           Charles D. Gerlinger, Esq.
                                75 State Street
                        Boston, Massachusetts 02109-1806
                    (Name and address of agent for service)

                                 (617) 345-0100
         (Telephone number, including area code, of agent for service)

                               __________________

                        CALCULATION OF REGISTRATION FEE
===============================================================================
  Title of         Amount       Proposed    Proposed          Amount of
  Securities       to be        maximum     maximum           registration
  to be            registered   offering    aggregate         fee
  registered                    price per   offering
                                share (1)   price (1)
  -----------------------------------------------------------------------------
  Common Stock,    400,000      $49.00      $19,600,000       $6,759
  par value $1.00  shares (2)
  per share
  (including Preferred Stock Purchase Rights)
===============================================================================

  (1) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of determining the registration fee and based on the average of the high and low prices of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), reported on the New York Stock Exchange Composite Transactions Index on May 10, 1994.

  (2) Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Registrant's capital stock. Prior to the occurrence of certain events the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

  Item 3.   Incorporation of Documents by Reference.
            ----------------------------------------

       The following documents which have been previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 1-5667) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993;

       (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

       (3) The description of the Common Stock and of the Registrant's Preferred Stock Purchase Rights contained in the
  Registrant's Registration Statement on Form 8-A, as amended to date.

       All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  Item 4.   Description of Securities.
            --------------------------
            Not applicable.

  Item 5.   Interest of Named Experts and Counsel.
            --------------------------------------
            Not applicable.

  Item 6.   Indemnification of Directors and Officers.
            ------------------------------------------
       The Registrant is a Delaware corporation.  Subsection (a) of
  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

       Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such a person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 further provides that: (i) to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses
  (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith and (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any such liability asserted against him or incurred by him in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

       Paragraph (i) of Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which relates to unlawful payment of dividends) or (iv) for any transaction from which the director derived any improper personal benefit.

       Paragraph (j) of Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify any person covered by Section 145 against expenses (including attorneys' fees), judgments, fines and amounts paid in connection with an action, suit or proceeding to the extent and under the circumstances permitted from time to time under the DGCL. Section 14 of the Registrant's By-Laws provides for indemnification, to the maximum extent permitted from time to time under the law of the State of Delaware, of all persons covered by Section 145.

       The Registrant's current directors' and officers' insurance policies cover directors and officers of the Registrant and its subsidiaries.

  Item 7.   Exemptions from Registration Claimed.
            -------------------------------------
       Not applicable.

  Item 8.   Exhibits.
            ---------

  Exhibit Number                Description
  --------------                -----------
  4.1                 Articles FOURTH, SEVENTH, TENTH and ELEVENTH
                      and paragraph (k) of Article EIGHTH of the
                      Registrant's Certificate of Incorporation
                      restated effective October 24, 1983, as
                      amended February 14, 1985, December 3, 1986,
                      February 18, 1987 and November 18, 1988 and
                      the Certificate of Designation of the Series
                      B ESOP Preferred Stock of the Registrant
                      (filed as Exhibit 3(a) of the Registrant's
                      Annual Report on Form 10-K for the fiscal
                      year ended September 30, 1991 (File No. 1-
                      5667) and incorporated by reference herein).

  4.2                 Sections 2, 9 and 15 of the Registrant's By-
                      Laws as of January 11, 1991 (filed as Exhibit
                      3(b) of the Registrant's Annual Report on
                      Form 10-K for the fiscal year ended September
                      30, 1991 (File No. 1-5667) and incorporated herein by reference).

  4.3                 Rights Agreement, dated as of November 14,
                      1986, amended and restated as of August 12, 1988 and as amended on November 9, 1990, between the Registrant and The First National
                      Bank of Boston, as Rights Agent (filed as
                      Exhibit 4(a) of the Registrant's Annual
                      Report on Form 10-K for the fiscal year ended
                      September 30, 1990 (File No. 1-5667) and incorporated herein by reference).

  23                  Consent of Coopers & Lybrand, filed herewith.

  24                  Power of Attorney, filed herewith.

  99                  Equity Incentive Plan,as amended, filed
                      herewith.

  Item 9.             Undertakings.
                      -------------
       The undersigned Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

            (i) To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933 (the "Securities
            Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

  Provided, however, that paragraphs (a)(i) and (a)(ii) do not -------- ------- apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 13, 1994.


                                     CABOT CORPORATION


                                     By    /s/  Samuel W. Bodman
                                       -------------------------
                                          Samuel W. Bodman
                                          Chairman of the Board
                                          and President

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Title               Date
          ---------                     -----               ----
(i)  Principal Executive Officer   Director, Chairman
                                   of the Board,
                                   President and Chief
    /s/  Samuel W. Bodman          Executive Officer   May 13, 1994
    ---------------------

(ii) Principal Financial Officer   Director, Vice
                                   Chairman of the
                                   Board and Chief
    /s/ John G.L. Cabot            Financial Officer   May 13, 1994
    -------------------

(iii) Principal Accounting Officer

                                   Vice President
    /s/ William R. Thompson        and Controller      May 13, 1994
    -----------------------

(iv)  A Majority of the Board of Directors

               *                   Director            May 13, 1994
    --------------------------
          (Damaris Ames)

               *                   Director            May 13, 1994
    --------------------------
          (Jane C. Bradley)

    /s/ Kennett F. Burnes          Director            May 13, 1994
    ----------------------
       (Kennett F. Burnes)

          Signature           Title               Date
          ---------           -----               ----
               *              Director            May 13, 1994
   ------------------------
   (Robert A. Charpie)

    /s/ John D. Curtin, Jr.   Director            May 13, 1994
   ------------------------
   (John D. Curtin, Jr.)

               *              Director            May 13, 1994
   ------------------------
   (Robert P. Henderson)

               *              Director            May 13, 1994
   ------------------------
   (Arnold S. Hiatt)

                              Director            May 13, 1994
   ------------------------
   (Gerrit Jeelof)

                              Director            May 13, 1994
   ------------------------
   (John H. McArthur)

               *              Director            May 13, 1994
   ------------------------
   (John F. O'Brien)

               *              Director            May 13, 1994
   ------------------------
   (David V. Ragone)

               *              Director            May 13, 1994
   ------------------------
   (Charles P. Siess,Jr.)

               *              Director            May 13, 1994
   ------------------------
   (Morris Tanenbaum)


By /s/ Charles D. Gerlinger
   ------------------------
   (Charles D. Gerlinger)
    As Attorney-in-Fact*





__________________
* By authority of power of attorney filed as Exhibit 24 to this Registration Statement.

                                 EXHIBIT INDEX

Exhibit
Number                                                      Page
- ------                                                      ----
 4.1           Articles FOURTH, SEVENTH, TENTH and
               ELEVENTH and paragraph (k) of Article
               EIGHTH of the Registrant's Certificate
               of Incorporation restated effective
               October 24, 1983, as amended February
               14, 1985, December 3, 1986, February
               18, 1987 and November 18, 1988 and
               the Certificate of Designation of the
               Series B ESOP Preferred Stock of the
               Registrant (filed as Exhibit 3(a) of the
               Registrant's Annual Report on Form 10-K
               for the fiscal year ended September 30,
               1991 (File No. 1-5667) and incorporated
               by reference herein).

 4.2           Sections 2, 9 and 15 of the Registrant's
               By-Laws as of January 11, 1991 (filed as
               Exhibit 3(b) of the Registrant's Annual
               Report on Form 10-K for the fiscal year
               ended September 30, 1991 (File No. 1-5667) and incorporated by reference herein).

 4.3           Rights Agreement, dated as of November 14,
               1986, amended and restated as of August 12, 1988 and as amended on November 9, 1990, between the Registrant and The First
               National Bank of Boston, as Rights Agent
               (filed as Exhibit 4(a) of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended September 30, 1991 (File No. 1-5667) and incorporated by reference herein).

 23            Consent of Coopers & Lybrand, filed herewith.

 24            Power of Attorney, filed herewith.

 99            Equity Incentive Plan, as amended, filed herewith.